UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2026

KiNRG, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-09376	82-6008752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1213 Culbreth Drive Suite 103

Wilmington, NC 28405

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (910) 619-3171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A amends and restates Items 5.02 and 7.01 of the Current Report on Form 8-K filed by KiNRG, Inc. (the “Company”) with the Securities and Exchange Commission on November 5, 2026 (the “Original Form 8-K”), to correct and update certain disclosures regarding changes in the Company’s and TRINITY Group Construction, Inc.’s management and board composition. Items 5.02 and 7.01 are amended and restated in their entirety as set forth below. Except as expressly set forth herein, no other changes have been made to the Original Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

On October 31, 2026, Troy A. Herring resigned as a member of the Board, Audit Committee and Compensation Committee with immediate effect. Mr. Herring’s resignation was not the result of any disagreement with Company on any matter relating to the Company’s operations, policies, or practices.

On November 2, 2026, Livian L. Jones resigned as a member of the Board, Compensation Committee and Nominating and Governance Committee with immediate effect. Ms. Jones’ resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On November 3, 2026, Mossadaq Chughtai resigned as a member of the Board, Audit Committee and Nominating and Governance Committee with immediate effect. Mr. Chughtai’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Appointment of Directors

On November 4, 2026, the Board appointed Arthur Dammarrel and Jon Vincent as members of the Board to fill two of the vacancies created by recent departures. Mr. Vincent was appointed to serve as Chair of the Audit Committee, and Mr. Dammarrel was appointed to serve on the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Departure of President

On October 30, 2026, Millard “Flip” Wallen, III resigned as the President of the Company with immediate effect. Mr. Wallen’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Appointment of Chief Operating Officer

On November 4, 2026, John Vasilj was appointed as the Company’s Chief Operating Officer.

Mr. Vasilj is a seasoned business transformation executive with extensive experience partnering with corporate and government leaders to drive growth and increase operational efficiency through technology integration and innovating at scale. His background includes leading the build and delivery of several billion USD in revenue around large-scale digital and AI initiatives as Accenture’s US Industrial Services Lead, US Mid-Market Lead and Lead of North America Transportation, among other roles. As Chief Technology Officer of the Chicago Transit Authority, Mr. Vasilj led the expansive technology, security, and next generation data infrastructure portfolio of one of the nation’s largest public transportation systems, receiving multiple awards including the Chicago Innovation Award. His early career experience involved international real estate development and management and serving multiple posts as foreign service staff of the Republic of Croatia. Mr. Vasilj earned a Government and International Relations degree from Georgetown University.

Item 7.01. Regulation FD Disclosure

On October 30, 2026, Mil L. “Flip” Wallen III retired as Chief Executive Officer of TRINITY Group Construction, Inc. (“TRINITY”), a wholly owned subsidiary of the Company, following nearly 25 years with TRINITY. Mr. Wallen, who founded TRINITY in 2002, will continue to serve in a consulting capacity as Founder and Strategic Advisor, supporting TRINITY’s business development and the Company’s broader strategic initiatives.

Ronald Pickett, CEO of KiNRG was elected President of TRINITY. Reginald J. Arnold II, who previously served as President of TRINITY, has succeeded Mr. Wallen as Chief Executive Officer of TRINITY. Mr. Arnold and TRINITY’s leadership team will report to Ronald Pickett, Chief Executive Officer of the Company and President of TRINITY, with support from John Vasilj, Chief Operating Officer of the Company. The remainder of TRINITY’s executive leadership team remains unchanged.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of, or incorporated by reference into, this Report.

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KiNRG, Inc.

By:	/s/ Ronald W. Pickett
Name:	Ronald W. Pickett
Title:	Chief Executive Officer

Date: November 5, 2026

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